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                                                                     Exhibit 3.1


                                   SCHEDULE I

                         REGISTRATION RIGHTS PROVISIONS
                         ------------------------------

1.       Definitions
         -----------

         Terms defined in the foregoing Second Amendment are used as therein defined unless otherwise defined in this Schedule I. In addition, as used in this Schedule, the following capitalized terms shall have the following meanings:

                  NVIC SHARES: A voting common share of NVIC with par value of $.01 per share.

                  EFFECTIVE DATE: The date the Shelf Registration is declared effective by the SEC.

                  INDEMNIFIED HOLDER: See Section 6(a).

                  NASD: National Association of Securities Dealers, Inc.

                  PERSON: An individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                  PROSPECTUS: The prospectus included in any Registration Statement, as amended or supplemented, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

                  REGISTRABLE SECURITIES: The shares of Settlement Stock and Option Stock provided that any such share ceases to be a Registrable Security when it may be distributed to the public pursuant to Rule 144 (or any similar provisions then in force) promulgated under the 1933 Act or when the certificate therefor ceases to contain the restricted stock legend specified in Section 7(g) of the Second Amendment or the equivalent thereof.

                  REGISTRATION EXPENSES. See Section 5.

                  REGISTRATION STATEMENT: Any registration statement of NVIC which covers any of the Registrable Securities pursuant to the provisions of this Schedule, including the Prospectus, amendments to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

                  SHELF REGISTRATION: See Section 3.



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                  STOCKHOLDERS: Frank Manchak, Jr.

2.       Securities Subject to this Schedule
         -----------------------------------

         The benefits of this Schedule are limited to the Registrable Securities, whether held by the Stockholders or a subsequent holder thereof.

         3. Shelf Registration: Timing of Filing, Effectiveness and Period of
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         Usability
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         Subject to the provisions of Section 4 hereof, NVIC shall file within fifteen (15) business days hereof and shall use its commercially reasonable best efforts to cause to be declared effective as soon as practicable a "shelf" Registration Statement (a "Shelf Registration") pursuant to Rule 415 (or similar rule that may be adopted by the SEC) under the 1933 Act for all the Registrable Securities and such other NVIC Shares as NVIC deems appropriate, which form shall be available for the sale of the Registrable Securities for cash in accordance with the intended method or methods of distribution thereof.

         NVIC agrees to use its commercially reasonable best efforts to keep the Registration Statement continuously effective and usable for resale of Registrable Securities until 790 days (the "Effectiveness Period") from the Vesting Date or such shorter period which will terminate when all the Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement, may be sold pursuant to Rule 144, or are freely tradeable.

         Notwithstanding the foregoing, NVIC shall have the right (i) to defer for a period of up to 90 days the request for acceleration of effectiveness, or
(ii) after effectiveness, to suspend effectiveness of the Registration Statement for periods of up to 90 days if, in the good faith judgment of the board of directors of NVIC or upon the advice of counsel to NVIC, such delay in requesting acceleration of effectiveness or such suspension of effectiveness (A) is necessary in light of the existence of material non-public information (financial or otherwise) concerning NVIC and/or any other entity in which NVIC has, or is proposing to acquire, an equity interest, or (B) otherwise is in the best interest of NVIC and its shareholders. Notwithstanding any provision herein to the contrary, the aggregate number of days during any given twelve month period in which the effectiveness of the Registration Statement shall be suspended at the request of NVIC shall not exceed one hundred twenty (120) days. NVIC will give each of the Stockholders prompt written notice of any decision to defer or suspend effectiveness of the Registration Statement.


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         In connection with the registration of NVIC Shares as provided in this
Schedule, NVIC shall be entitled to include in the Registration Statement any other securities of NVIC (whether to be offered by NVIC or other security holders of NVIC and regardless of the proposed terms of transfer or sale of such other securities).

4.       Registration Procedures
         -----------------------

         In connection with NVIC's obligation to file Registration Statements as provided in Section 3 hereof, but subject to the terms, conditions and limitations thereof, NVIC will as expeditiously as possible:

                  (a) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form utilized by NVIC under the 1933 Act or rules and regulations thereunder for shelf registration or otherwise necessary to keep the Registration Statement effective for the applicable period and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                  (b) notify the Stockholders and the holders of Registrable Securities promptly, and confirm such advice in writing,

                           (1) when the Registration Statement or the Prospectus
                  included therein, or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

                           (2) of the issuance by the SEC of any stop order
                  suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; and

                           (3) of the receipt by NVIC of any notification with
                  respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.



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                  (c) make every commercially reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible date;

                  (d) furnish, without charge, to Stockholders and each selling holder of Registrable Securities, at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (but excluding exhibits incorporated by reference);

                  (e) deliver to Stockholders and each selling holder of Registrable Securities without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; NVIC consents to the use of the Prospectus or any amendment or supplement thereto by each Stockholder and the selling holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

                  (f) cooperate with Stockholders and the selling holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restricted stock legends;

                  (g) use its commercially reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by governmental agencies or authorities within the United States under states' securities or "Blue Sky" laws as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities in such jurisdictions as the sellers may specify in response to inquiries to be made by NVIC, provided that NVIC will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

                  (h) if any event shall occur as a result of which it is necessary, in the opinion of NVIC, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as


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         thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                  (i) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the 1933 Act (in accordance with Rule 158 thereunder or otherwise), no later than 60 days after the end of the 12-month period (or 120 days, if such period is a fiscal year) beginning with the first month of NVIC's first fiscal quarter commencing after the Effective Date, which statements shall cover said 12-month period;

                  (j) if at any time an event of the kind described in Section 4(h) shall occur, promptly notify the Stockholders and the holders of Registrable Securities that the use of the Prospectus must be discontinued;

                  (k) cause the NVIC Shares issued to the Stockholders to be listed on the NASD's automated quotation system.

         Each selling holder of Registrable Securities as to which any registration is being effected agrees, as a condition to the registration obligations with respect to such holder provided herein, to furnish to NVIC such information regarding the distribution of such securities as NVIC may from time to time reasonably request in writing.

         Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from NVIC described in paragraph 4(j), such holder will forthwith discontinue disposition of Registrable Securities until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(h) hereof, or until it is advised in writing by NVIC (which notice NVIC shall give as promptly as possible), that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by NVIC, such holder will deliver to NVIC (at NVIC's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

5.       Registration Expenses
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         (a) All expenses incident to NVIC's performance of or compliance with this Schedule, including without limitation:


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                  (2) all registration, filing and listing fees;

                  (3) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities under the laws of such jurisdictions as the holders of a majority in principal amount of the Registrable Securities being sold may reasonably designate);

                  (4) printing, messenger, telephone and delivery expenses;

                  (5) fees and disbursements of counsel for NVIC;

                  (6) fees and disbursements of all independent certified public accountants of NVIC (including the expenses of any special audit necessary to satisfy the requirements of the 1933 Act and any "cold comfort" letters required by or incident to such performance);

                  (7) securities acts liability insurance if NVIC so desires;

                  (8) fees and expenses of other Persons retained by NVIC; and

                  (9) fees and expenses associated with any NASD filing required to be made in connection with the Registration Statement.

(all such expenses being herein called "Registration Expenses") will be borne by NVIC, regardless of whether the Registration Statement becomes effective.

         NVIC will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on a securities exchange or on the NASD's automated quotation system, rating agency fees and the fees and expenses of any Person, including special experts, retained by NVIC.

6.       Indemnification and Contribution
         --------------------------------

         (a) INDEMNIFICATION BY NVIC. NVIC agrees to indemnify and hold harmless each holder of Registrable Securities, its officers, directors, employees and agents and each Person who controls such holder within the meaning of either
Section 15 of the 1933 Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Holder") from and against all losses, claims, damages,



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liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to NVIC by such holder expressly for use therein. This indemnity will be in addition to any liability which NVIC may otherwise have. NVIC will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

         If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against any Indemnified Holder in respect of which indemnity may be sought from NVIC, such Indemnified Holder shall promptly notify NVIC in writing (but the omission to so notify NVIC shall not relieve it of any liability that it may have against any Indemnified Holder otherwise than under this subsection), and NVIC shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Holder and the payment of all expenses. Indemnified Holders shall have the right, collectively, to employ their own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of the Indemnified Holders unless (a) NVIC has agreed to pay such fees and expenses or (b) NVIC shall have failed to assume the defense of such action or proceeding and have failed to employ counsel reasonably satisfactory to the Indemnified Holders in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include the Indemnified Holders and NVIC, and the Indemnified Holders shall have been advised by counsel that there may be one or more legal defenses available to the Indemnified Holders which are different from or additional to those available to NVIC (in which case, if the Indemnified Holders notify NVIC in writing that they elect to employ their own counsel at the expense of NVIC, NVIC shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnified Holders, it being understood, however, that NVIC shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable



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for the reasonable fees and expenses of more than one separate firm of attorneys
(together with appropriate local counsel) at any time for the Indemnified Holders, which firm shall be designated in writing by the Indemnified Holders representing at least a majority of the aggregate principal amount of the Registrable Securities). Any such fees and expenses payable by NVIC shall be paid to the Indemnified Holders entitled thereto as incurred by the Indemnified Holders. NVIC shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, NVIC agrees to indemnify and hold harmless the Indemnified Holders from and against any loss or liability by reason of such settlement or judgment.

         (b) INDEMNIFICATION BY HOLDER OF REGISTRABLE SECURITIES. Each holder of Registrable Securities agrees to indemnify and hold harmless NVIC, its respective directors and officers and each Person, if any, who controls NVIC within the meaning of either Section 15 of the 1933 Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from NVIC to such holder, but only with respect to information relating to such holder furnished in writing by such holder expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against NVIC or its respective directors or officers or any such controlling person, in respect of which indemnity may be sought against a holder of Registrable Securities, such holder shall have the rights and duties given NVIC, and NVIC or its respective directors or officers or such controlling person shall have the rights and duties given to each holder by the preceding paragraph. Each holder of Registrable Securities will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of NVIC. NVIC and each holder of Registrable Securities shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

         (c) CONTRIBUTION. If the indemnification provided for in this Section 6 is unavailable to an indemnified party under Section 6(a) or Section 6(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying


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such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses, in such proportion as is appropriate to reflect the relative fault of NVIC on the one hand and each holder of Registrable Securities on the other in connection with the statements or omissions that resulted in such losses, claims, damages, or liabilities, as well as the other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by NVIC or the particular holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. NVIC acknowledges that the holders of the Registrable Securities are not involved in any manner in the business of NVIC and, accordingly, have limited knowledge of and access to information about the business of NVIC. NVIC and the holders of Registrable Securities agree that it would not be just and equitable if contributions pursuant to this subsection (c) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (c). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation or defending against any action or claim that is the subject of this subsection (c). Notwithstanding the provisions of this subsection (c), each holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act), shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7.       Rule 144
         --------

         For so long as NVIC is subject to the reporting requirements of Section 13 or 15 of the Exchange Act, NVIC covenants that it will file the reports required to be filed by it under the 1933 Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder.

8.       Miscellaneous
         -------------

         (a) NO INCONSISTENT AGREEMENTS. NVIC will not on or after the date of this Schedule enter into any agreement with respect to its securities which is inconsistent with the rights granted



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to the holders of Registrable Securities in this Schedule or otherwise conflicts with the provisions hereof. The rights granted to the holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of NVIC's securities under any such agreements.

         (b) AMENDMENTS AND WAIVERS. The provisions of this Schedule, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless NVIC has obtained the written consent of holders of a majority of the Registrable Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provision hereof that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by the holders of a majority of the Registrable Securities being sold.

         (c) NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, telecopier, or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed or if telecopied, when receipt is acknowledged, and shall be delivered as addressed as follows:

                  (1) if to a Stockholder, at the most current address given by the Stockholder to NVIC in accordance with the provisions of this
         Section 8(c);

                  (2) if to a holder of Registrable Securities, at its address of record as indicated on the books of the transfer agent and registrar for the Registrable Securities; and

                  (3) if to NVIC, initially at its address set forth in the Settlement Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 8(c).

         (d) SUCCESSORS AND ASSIGNS. This Schedule shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of Registrable Securities.

         (e) HEADINGS. The headings in this Schedule are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.



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         (f) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.



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